                                                                    Exhibit 10.9

                          TRANSITION SERVICES AGREEMENT

         THIS TRANSITION SERVICES AGREEMENT is made as of February 28, 2000, by and between AT&T WIRELESS PCS, LLC, a Delaware corporation ("AT&T PCS") and TELECORP PCS, INC., a Delaware corporation ("TELECORP").

         WHEREAS, AT&T PCS and Telecorp are parties to that certain License and Asset Exchange and Acquisition Agreement bearing date even herewith (the "EXCHANGE AND ACQUISITION AGREEMENT"), pursuant to which, INTER ALIA, Telecorp will exchange various assets and licenses in the Worcester, Boston and Hyannis, MA and Manchester, NH markets listed on Schedule 1 of the Exchange and Acquisition Agreement (the "BOSTON ASSETS") in return for the Wisconsin Licenses and the Iowa Licenses (as defined in the Exchange and Acquisition Agreement);

         WHEREAS, prior to the consummation of the transactions contemplated by the Exchange and Acquisition Agreement, Telecorp has owned and operated the Boston Assets; and

         WHEREAS, AT&T PCS will require Telecorp's services with regard to certain operations related to the Boston Assets during a transition period specified herein subsequent to the closing of the Exchange and Acquisition Agreement, and Telecorp has agreed to provide such services, on the terms and conditions as hereinafter provided.

         NOW THEREFORE, in consideration of the mutual agreements and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         "AFFILIATE" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" (including the terms "controlling" and "controlled") means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, neither Telecorp nor AT&T PCS shall be considered an Affiliate of the other.

         "AGREEMENT" means this Transition Services Agreement, including the schedules and tables hereto, as the same may be amended, modified or supplemented in accordance with the terms hereof.

         "AT&T PCS" has the meaning set forth in the preamble.

         "AT&T PCS INDEMNIFIED PARTY" has the meaning set forth in Section 5.2.

         "BOSTON ASSETS" has the meaning set forth in the preamble.

         "CLOSING" shall mean the closing of the transactions set forth in the Exchange and Acquisition Agreement.

         "CLOSING DATE" has the meaning set forth in the Exchange and Acquisition Agreement.

         "CONFIDENTIAL INFORMATION" means any and all information regarding the business, finances, operations, products, services and customers of the Person specified and its Affiliates, in written or oral form or in any other medium. Without limiting the generality of the foregoing, Confidential Information of AT&T PCS shall include any and all such information relating to the Boston Assets.

         "CONSENT" means all consents, licenses, sublicenses and approvals of Governmental Authorities or other third parties necessary to authorize, approve, or permit Telecorp to provide the Transition Services.

         "EXCHANGE AND ACQUISITION AGREEMENT" has the meaning set forth in the recitals.

         "GOVERNMENTAL AUTHORITY" means a Federal, state or local court, legislature, governmental agency, commission or regulatory or administrative authority or instrumentality.

         "LOSSES" has the meaning set forth in Section 5.1.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, joint stock company, Governmental Authority, business trust, unincorporated organization, or other legal entity.

         "REPRESENTATIVES" has the meaning set forth in Section 6.1(a).

         "SUBSCRIBER" has the meaning set forth in Schedule A hereto.

         "TELECORP" has the meaning set forth in the preamble.

         "TELECORP INDEMNIFIED PARTY" has the meaning set forth in Section 5.1.

         "TRANSITION SERVICES" has the meaning set forth in Section 2.1(b).

         All other capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Exchange and Acquisition Agreement.

                                   ARTICLE II

                 SERVICES TO BE PERFORMED; TERM; PERFORMANCE AND

                                  COOPERATION.

         2.1 SERVICES. (a) Upon the terms and subject to the conditions hereof, commencing on the Closing Date and ending on the 180th day following the Closing Date or such other date as the parties may otherwise agree (the "Termination Date"), subject to extension as provided in Section 2.4, Telecorp will provide the Transition Services in the amounts and to the extent specified with respect to each such Service in the applicable Schedule. Telecorp shall cooperate with AT&T PCS with regard to the exchange of information, providing electronic access to data systems used in connection with the Transition Services. In addition, each Party shall use commercially reasonable efforts to obtain all Consents necessary or desirable to permit each party to perform its obligations hereunder. AT&T PCS will provide any data feeds necessary for Telecorp to perform its obligations hereunder, including any from the systems being transferred to AT&T PCS under the Exchange and Acquisition Agreement.

         (b) The parties will cooperate in good faith to identify as expeditiously as practicable after the date hereof the transition services (the "Transition Services") to be provided by Telecorp hereunder so that the customers of the Boston Business will continue to enjoy all of their existing customer and network services, and features and functionalities. The Transition Services will be set forth in Exhibit 2.1(b) hereto.

         2.2 PERFORMANCE. Telecorp shall provide the Transition Services in a time frame consistent with its past practices and at substantially the same level and quality as provided by Telecorp as of the Closing Date. Telecorp may use third-party vendors to perform the Transition Services, in which event Telecorp shall use commercially reasonable efforts to cause such vendors to perform such Services in accordance with this Agreement. If any vendor fails to so perform, AT&T PCS may seek (and Telecorp shall cooperate with AT&T PCS to seek) redress against such vendor, and not against Telecorp, which shall not (except to the extent provided in the preceding sentence) be responsible for any action or failure to act by third-party vendors selected in good faith by Telecorp. Telecorp will maintain complete and accurate books and records documenting the performance of Transition Services under this Agreement. As needed from time to time during the period during which Transition Services are provided, and upon termination of the provision of any Transition Services, Telecorp will provide AT&T PCS with all records in its possession (in an agreed-upon format, electronic or otherwise) related to the provision of Transition Services under this Agreement and such other information as may be reasonably requested necessary AT&T PCS for the operation, use or maintenance of the Boston Assets, including, but not limited to, billing and other related records.

         2.3 ADDITIONAL SERVICES. The parties will consult with each other in good faith, as required, with respect to the furnishing of and payment for special or additional services, extraordinary items and the like, and will establish pre-approval routines for such additional services to the extent reasonably feasible.

         2.4 TERM. This Agreement shall become effective as of the Closing Date and shall terminate on the Termination Date; provided, that AT&T PCS may elect to extend this Agreement with respect to certain of the Transition Services (to be determined by agreement of the parties) for an additional 90 days upon notice to Telecorp given at least ten days prior to the Termination Date.

         2.5 TERMINATION. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated, in whole or in part, at any time:

         (a) by the mutual consent of Telecorp and AT&T PCS;

         (b) by AT&T PCS on 15 days' prior notice to Telecorp; or

         (c) by Telecorp in the event of any material breach or default by AT&T PCS's obligations under this Agreement and the failure of AT&T PCS to cure such breach or default within fifteen (15) days after receipt of notice from Telecorp requesting such breach or default to be cured.

                              ARTICLE I ARTICLE III

                                     PAYMENT

         3.1 CONSIDERATION. (a) AT&T PCS shall reimburse Telecorp for all out-of-pocket expenses ("Out-of-Pocket Expenses") reasonably incurred by Telecorp for goods and services provided by third parties to, for or on behalf of AT&T PCS or incurred by Telecorp in the performance of its duties and responsibilities hereunder. Telecorp shall provide AT&T PCS with a statement setting forth in reasonable detail (and with copies of invoices or other supporting documentation) the Out-of-Pocket Expenses claimed within thirty (30) days after they are incurred, provided, that Out-of-Pocket Expenses incurred in the last thirty (30) days of any fiscal year shall be claimed or estimated in good faith at least two weeks prior to the end of such fiscal year. AT&T PCS shall pay to Telecorp each such amount within thirty (30) days of receipt of such statement and invoices or other supporting documentation (it being understood that estimated Out-of-Pocket Expenses will not be reimbursed until Telecorp provides AT&T PCS with the invoices or other supporting documentation therefor). AT&T PCS shall also be responsible for the payment of any applicable sales, use and other taxes, levies and charges relating to the provision of goods or services received with respect to the Transition Services provided by Telecorp hereunder, but not any taxes attributable to Telecorp's net income. If Telecorp is required to pay any such taxes, levies or charges, AT&T PCS will promptly reimburse Telecorp therefor. Amounts not paid when due will bear interest at one percent (1%) per month or portion thereof overdue.

         (b) To the maximum extent practicable, Telecorp will specifically identify costs associated with the Transition Services, which shall be reimbursed by AT&T PCS as Out-of-Pocket Expenses in accordance with Section 3.1(a). To the extent that such specific identification is impracticable, Telecorp shall charge AT&T PCS "Cost Allocations" for those common costs which benefit AT&T PCS. Cost Allocations shall be calculated in the manner reasonably determined by the parties as expeditiously as practicable after the date hereof and set forth in Exhibit 3.1(b). Telecorp shall cause to be furnished to AT&T PCS an accounting of any such Cost Allocations, and AT&T PCS shall pay to Telecorp such amount within thirty (30) days of receipt of such accounting. Amounts not paid when due will bear interest at one percent (1%) per month or portion thereof overdue.
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                                   ARTICLE IV

                            RELATIONSHIP OF PARTIES.

         4.1 TELECORP'S EMPLOYEES. All employees and representatives of Telecorp providing Transition Services hereunder shall be deemed for purposes of all compensation and employee benefits to be employees or representatives solely of Telecorp, and not to be employees or representatives of AT&T PCS. In performing their respective duties hereunder, all such employees and representatives of Telecorp shall be under the direction, control and supervision of Telecorp (and not of AT&T PCS) and Telecorp shall have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives.

         4.2 INDEPENDENT CONTRACTORS. The parties hereto are independent contractors, and neither party nor its employees or agents will be deemed to be employees or agents of the other for any purpose or under any circumstances. No partnership, joint venture, alliance, fiduciary or any relationship other than that of independent contractors is created hereby, expressly or by implication.

                              ARTICLE II ARTICLE V

                                 INDEMNIFICATION

         5.1 INDEMNIFICATION BY AT&T PCS. AT&T PCS shall indemnify, defend, and hold harmless Telecorp and its Affiliates, and the respective directors, officers, shareholders, employees, agents and/or legal representatives of any of them (each, a "TELECORP INDEMNIFIED PARTY"), against all liabilities and expenses (collectively, "LOSSES") incurred by any Telecorp Indemnified Party (including, without limitation, amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as reasonable counsel fees and Losses incurred in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Telecorp Indemnified Party may be involved or with which any Telecorp Indemnified Party may be threatened (whether arising out of or relating to matters asserted by third parties against an Telecorp Indemnified Party or incurred or sustained by such party in the absence of a Third-Party claim)), that arise out of or result from a demand, claim, lawsuit, action or proceeding relating to any such Telecorp Indemnified Party's conduct in connection with the provision of Transition Services to AT&T PCS under this Agreement, provided that such conduct did not constitute negligence, willful misconduct, willful refusal to act or breach of this Agreement by any Telecorp Indemnified Party.

         5.2 INDEMNIFICATION BY TELECORP. Telecorp shall indemnify, defend, and hold harmless AT&T PCS and its Affiliates, and the respective directors, officers, shareholders, employees, agents and/or legal representatives of any of them (each, a "AT&T PCS INDEMNIFIED PARTY"), against all Losses incurred by any AT&T PCS Indemnified Party (including, without limitation, amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as reasonable counsel fees and Losses incurred in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any AT&T PCS Indemnified Party may be involved or with which any AT&T PCS Indemnified Party may be threatened (whether arising out of or relating to matters asserted by third parties against a AT&T PCS Indemnified Party or incurred or sustained by such party in the absence of a Third-Party claim)), that arise out of or result from negligence, willful misconduct or willful refusal to act on the part of any Telecorp Indemnified Party in the provision of Transition Services to AT&T PCS. Telecorp shall not be liable, responsible or accountable for Losses under this Agreement except as expressly set forth in the immediately preceding sentence.

         5.3 NOTICE AND DEFENSE OF CLAIMS. Each party shall give prompt written notice to the other of the assertion or commencement of any claim, demand, investigation, action, suit or other legal proceeding in respect of which indemnity is or may be sought hereunder; provided, however, that this notice requirement shall not apply to any claim, demand, investigation, action, suit or other legal proceeding in which the parties are litigating claims against each other. Any claim, demand, investigation, action, suit or legal proceeding brought by one party against the other shall state with reasonable specificity the basis of such claim, including the section of this Agreement allegedly breached or inaccurate. The failure by any party to give such notice to the other party shall relieve such other party of its obligations under this
Article V if and only to the extent that it has been prejudiced by the lack of timely and adequate notice. The indemnifying party shall have the right and obligation to assume, at its own expense, the defense or settlement of any third-party claim, demand, investigation, action, suit or other legal proceeding in respect of which it is obligated to provide indemnity hereunder; provided, however, that the indemnifying party shall not settle or compromise any such claim, demand, investigation, action, suit or other legal proceeding without the indemnified party's prior written consent thereto, unless the terms of such settlement or compromise unconditionally discharge and release the indemnified party from any and all liabilities and obligations thereunder and do not involve a remedy other than the payment of money solely by the indemnifying party. Notwithstanding the foregoing, the indemnified party at all times shall have the right, at its option and expense, to participate fully in the defense or settlement of such claim, demand, investigation, action, suit or other legal proceeding. The parties shall cooperate fully in defending or settling any third-party claim, demand, investigation, action, suit or other legal proceeding, and the defending or settling party shall have reasonable access to the books and records and personnel of the other party that are relevant to such claim, demand, investigation, action, suit or other legal proceeding.

         5.4 LIMITATION. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR LOST REVENUES) OF THE OTHER PARTY, ITS SUCCESSORS, ASSIGNS OR THEIR RESPECTIVE AFFILIATES, AS A RESULT OF OR ARISING FROM THIS AGREEMENT, REGARDLESS OF WHETHER SUCH LIABILITY ARISES IN TORT, CONTRACT, BREACH OF WARRANTY, INDEMNIFICATION OR OTHERWISE.

                                   ARTICLE VI

                                 CONFIDENTIALITY

         6.1 CONFIDENTIALITY.

             (a) Each party shall, and shall cause each of its Affiliates, and its and their respective shareholders, members, managers, directors, officers, employees and agents (collectively, "Representatives") to, keep secret and retain in strictest confidence any and all Confidential Information relating to any other party, and shall not disclose such Confidential Information, and shall cause its Representatives not to disclose such Confidential Information, to anyone except the receiving party's Affiliates and Representatives and any other Person that agrees in writing to keep in confidence all Confidential Information in accordance with the terms of this Section 6.1. Each party agrees to use Confidential Information received from the other party only for purposes of this Agreement.

             (b) The obligations set forth in Section 6.1(a) shall be inoperative with respect to Confidential Information that (i) is or becomes generally available to the public other than as a result of disclosure by the receiving party or its Representatives, (ii) was available to the receiving party on a nonconfidential basis prior to its disclosure to the receiving party, or (iii) becomes available to the receiving party on a nonconfidential basis from a source other than the providing party or its agents, provided, that such source is not bound by a confidentiality agreement or obligation with the providing party or the providing party's agents.

             (c) To the fullest extent permitted by Law, if a party or any of its Affiliates or Representatives breaches, or threatens to commit a breach of, this Section 6.1, the party whose Confidential Information shall be disclosed, or threatened to be disclosed, shall have the right and remedy to have this Section 6.1 specifically enforced by any court having jurisdiction, it being acknowledged and agreed that money damages will not provide an adequate remedy to such party. Nothing in this Section 6.1 shall be construed to limit the right of any party to collect money damages in the event of breach of this Section 6.1.

             (d) Anything else in this Agreement notwithstanding, each party shall have the right to disclose any information, including Confidential Information of the other party or such other party's
         Affiliates: (i) to the other party and its Affiliates or Representatives; (ii) as otherwise required by Law or legal process, including securities Laws; provided, that any such disclosure shall be as limited in scope as possible and shall be made only after giving the other party as much notice as practicable of such required disclosure and an opportunity to contest such disclosure if applicable; or (iii) as required to enforce its rights under this Agreement.

              (i)   ARTICLE VII

              (ii)  MISCELLANEOUS PROVISIONS

         7.1 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of each of the parties.

         7.2 WAIVER OF COMPLIANCE; CONSENTS. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires consent by or on behalf of any party hereto, such consent shall not be unreasonably withheld, conditioned or delayed.

         7.3 NOTICES. All notices or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person against receipt, by facsimile transmission with confirmation of receipt, addressed as follows (or to such other address for a party as shall be specified by like notice; provided, that notice of a change of address shall be effective only upon receipt thereof):

         If to AT&T PCS:     7277 164th Avenue, N.E.
                             Redmond, WA 98052
                             Attn:  Jeanne Wiggers
                             Facsimile No.:  425-580-6606

         If to Telecorp:     1010 N. Glebe Road
                             Arlington, VA 22201
                             Attn:Thomas H. Sullivan
                             Facsimile No.:  703-236-1376

         7.4 PARTIES IN INTEREST; SUBCONTRACTING; ASSIGNMENT. This Agreement is binding upon, and is solely for the benefit of the parties hereto, and the AT&T PCS Indemnified Parties and the Telecorp Indemnified Parties to the extent provided in Article V, and their respective permitted successors, legal representatives and permitted assigns, provided, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable or transferable by either party without the prior written consent of the other party hereto, and any such unauthorized assignment or transfer will be void.. Telecorp may subcontract any or all of the functions or Transition Services to be performed by Telecorp under this Agreement to any reputable third party vendor used by Telecorp to provide similar services in comparable markets, provided that such third party vendor agrees in writing to perform such Transition Services on the terms set forth herein.

         7.5 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York without giving effect to the conflicts of law principles thereof. The parties hereto hereby irrevocably and unconditionally consent to submit to the nonexclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York (the "NEW YORK COURTS") for any litigation arising out of or relating to this Agreement, waive any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

         7.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile signatures on this Agreement shall be deemed to be original signatures for all purposes.

         7.7 INTERPRETATION. The article and section headings contained in this Agreement are for convenience of reference only, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

         7.8 ENTIRE AGREEMENT. This Agreement, including the schedules and tables hereto, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby.

         7.9 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any court determines that any covenant or any part of any covenant is invalid or unenforceable, such covenant shall be enforced to the extent permitted by such court, and all other covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

         7.10 FORCE MAJEURE. Neither party will have any liability for damages or delay due to fire, explosion, lightning, pest damage, power failure or surges, strikes or labor disputes, water or flood, acts of God, the elements, war, civil disturbances, acts of civil or military authorities or the public enemy, acts or omissions of communications or other carriers, or any other cause beyond a party's reasonable control, whether or not similar to the foregoing.

         7.11 REPRESENTATIVES. AT&T PCS hereby appoints Jeanne Wiggers, and Telecorp hereby appoints Thomas H. Sullivan, as its representative to facilitate communications and performance under this Agreement. Each party shall treat, and shall be entitled to treat, an act of the representative of the other party as being authorized by such other party without inquiring behind such act or ascertaining whether such representative had authority to so act. Each party shall have the right at any time and from time to time to replace its representative by giving notice to the other party setting forth the name and address information of the replacement.

         7.12 WAIVERS. The failure of any party to require the performance or satisfaction of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         7.13 SURVIVAL OF OBLIGATIONS. The obligations of the parties under Articles III, V, VI and VII shall survive the termination of this Agreement.

         7.14 TITLES AND HEADINGS. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         7.15 AUTHORITY. Each of the parties hereto represents to the other that
(a) it has the corporate power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditor's rights generally and general equity principles.

         7.16 FURTHER ASSURANCES. Each of the parties hereto shall perform such actions and shall deliver documents, records and other information necessary or appropriate to effectuate, carry out and transition the Transition Services hereunder.

         IN WITNESS WHEREOF, both Telecorp and AT&T PCS have caused this Agreement to be duly executed on its behalf by its duly authorized officer as of the date first written above.

                               TELECORP PCS, INC.


                               By:
                                      --------------------------
                               Name:
                                      --------------------------
                               Title:
                                      --------------------------


                               AT&T WIRELESS PCS, INC.


                               By:
                                      --------------------------
                               Name:
                                      --------------------------
                               Title:
                                      --------------------------

                      Exhibit 2.1(b) - Transition Services

                                [To be provided]

                        Exhibit 3.1(b) - Cost Allocations

                                [To be provided]